Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-236355, 333-236354, 333-228356, 333-199720, 333-161019, 333-153763, 333-129854, 333-76688, 333-76690, 333-76692, 333-41394, and 333-32854) and on Form S-3 (Nos. 333-222543, 333-199639, 333-177495 and 333-48314) of eGain Corporation of our report dated September 10, 2021 relating to the consolidated financial statements and financial statement schedule which appears in this Annual Report on Form 10-K.

/s/ BPM LLP
San Jose, California
September 10, 2021